Exhibit 10.5

December 2015

THERAPIX BIOSCIENCES LTD.

2015 SHARE OPTION PLAN

TABLE OF CONTENTS

1. PURPOSE OF THE ISOP	2
2. DEFINITIONS	2
3. ADMINISTRATION OF THE ISOP	5
4. DESIGNATION OF PARTICIPANTS	6
5. DESIGNATION OF OPTIONS PURSUANT TO SECTION 102	7
6. TRUSTEE	8
7. SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON	9
8. PURCHASE PRICE	9
9. ADJUSTMENTS	10
10. TERM AND EXERCISE OF OPTIONS	12
11. VESTING OF OPTIONS	13
12. SHARES SUBJECT TO RIGHT OF FIRST REFUSAL/PREEMPTIVE RIGHTS	14
13. DIVIDENDS	14
14. RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS	15
15. EFFECTIVE DATE AND DURATION OF THE ISOP	15
16. AMENDMENTS OR TERMINATION	15
17. GOVERNMENT REGULATIONS	15
18. CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES	16
19. GOVERNING LAW & JURISDICTION	16
20. TAX CONSEQUENCES	16
21. NON-EXCLUSIVITY OF THE ISOP	16
22. MULTIPLE AGREEMENTS	17
23. ADDITIONAL DOCUMENTS	17

APPENDICES

Appendix A: Proxy and Power of Attorney (Section 23).

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This plan, as amended from time to time, shall be known as Therapix Biosciences Ltd. 2015 Israeli Share Option Plan (the “ISOP”).

1. PURPOSE OF THE ISOP

The ISOP is intended to provide an incentive to retain in the employment of the Company and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees, directors, consultants, service providers and any other entity which the Board (as defined below) shall decide their services are considered valuable to the Company, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the ISOP.

2. DEFINITIONS

For purposes of the ISOP and related documents, including the Option Agreement, the following definitions shall apply:

2.1 “Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2 “Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Capital Gain Option (CGO)” as defined in Section 5.4 below.

2.5 “Cause“ means, (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Optionee’s direct supervisor, which involves the afairs of the Company or its Affiliates and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its Affiliates; (iv) any breach of the Optionce’s fiduciary duties or duties of care of the Company; including without limitation disclosure of confidential information of the Company; (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company; and (vi) circumstances which deprive an employee of severance payment according to applicable law.

2.6 “Chairman” means the chairman of the Committee.

2.7 “Committee” means a compensation committee appointed by the Board, which shall consist of no fewer than two members of the Board.

2.8 “Company” means Therapix Biosciences Ltd., a company incorporated under the laws of the state of Israel and which securities are publicly traded on the Tel-Aviv Stock Exchange Ltd (the “TASE”).

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2.9 “Companies Law” means the Israeli Companies Law 5759-1999, as now in effect or as hereafter amended from time to time.

2.10 “Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.11 “Date of Grant“ means, the date of grant of an Option, as determined by the Board and set forth in the Optionee’s Option Agreement.

2.12 “Employee“ means a person who is employed by the Company or its Affiliates, including an individual or anu service provider who is serving as a director or an office holder, but excluding Controlling Shareholder.

2.13 “Expiration Date” means the date upon which an Option shall expire, as set forth in Section 10.2 of the ISOP.

2.14 “Fair Market Value“ means as of any date, the value of a Share determined as follows: (i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable.

Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company's shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be; (ii) If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or; (iii) If the Shares are not publicly traded for 30 days prior to the date as of which Fair Market Value is to be determined, “Fair Market Value” of the Shares shall mean the value as determined in good faith by the Board. (vi) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

2.15 “IPO” means the initial public offering of the Company’s shares.

2.16 “ISOP“ means this 2015 Israeli Share Option Plan.

2.17 “ITA” means the Israeli Tax Authorities.

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2.18 “Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.19 “Ordinary Income Option (OIO)” as defined in Section 5.5 below.

2.20 “Option” means an option to purchase one or more Shares of the Company pursuant to the ISOP.

2.21 “102 Option” means any Option granted to Employees pursuant to Section 102 of the Ordinance.

2.22 “3(i) Option” means an Option granted pursuant to Section 3(i) of the Ordinance to any person who is Non- Employee.

2.23 “Optionee” means a person who receives or holds an option under the ISOP.

2.24 “Option Agreement” means the share option agreement between the Company and an Optionee that sets out the terms and Conditions of an Option.

2.25 “Ordinance” means the 1961 Israeli Income Tax Ordinance [New Version] 1961 as now

in effect or as hereafter amended.

2.26 “Purchase Price“ means the price for each Share subject to an Option (also known as “Exercise Price” or “Strike Price”).

2.27 “Section 102“ means section 102 of the Ordinance as now in effect or as hereafter amended.

2.28 “Shares“ means the ordinary shares, NIS 0.1 par value each, of the Company.

2.29 “Successor Company” means any entity the Company is merged to or is acquired by, in which the Company is not the surviving entity.

2.30 “Transaction” means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of all or substantially all of the assets of the Company.

2.31 “Trustee“ means any legal entitiy (individual or incorporated) appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.32 “Unapproved 102 Option” means an Option granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

2.33 “Vested Option” means any Option, which has already been vested according to the Vesting Dates.

2.34 “Vesting Dates” means, as determined by the Board or by the Committee, the date as of which the Optionee shall be entitled to exercise the Options or part of the Options, as set forth in section 11 of the ISOP.

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3. ADMINISTRATION OF THE ISOP

3.1 The Board shall have the power to administer the Plan. To the extent permitted under applicable law, the Board may delegate its powers under the Plan, or any part thereof, to the Committee, in which case, any reference to the Board in the Plan with respect to the rights so delegated shall be construed as reference to the Committee. Notwithstanding the foregoing, the Board shall automatically have residual authority (i) if no Committee shall be constituted, (ii) with respect to rights not delegated by the Board to the Committee, or (iii) if such Committee shall cease to operate for any reason whatsoever.

3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.3 The Committee shall have the power to recommend to the Board and the Board shall have the full power and authority to: (i) designate participants; (ii) determine the terms and provisions of the respective Option Agreements, including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, authorize (subject to any applicable law) the re-pricing of any Options’ Purcahse Price, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary; (iii) determine the Fair Market Value of the Shares covered by each Option; (iv) make an election as to the type of Approved 102 Option; and (v) designate the type of Options.

The Committee shall have full power and authority to: (i) alter any restrictions and conditions of any Options or Shares subject to any Options (ii) interpret the provisions and supervise the administration of the ISOP; (iii) accelerate the right of an Optionee to exercise in whole or in part, any previously granted Option and determine their exercise mechanism (including, without limitation, cashless exercise mechanism); (iv) determine the Purchase Price of the Option; (v) prescribe, amend and rescind rules and regulations relating to the ISOP; and (vi) make all other determinations deemed necessary or advisable for the administration of the ISOP.

For the purpose of such decision, the Board or the Committee, as the case may be, may receive professional advice to evaluate any tax implication of any kind (if at all) arising from such decision.

3.4 Unless otherwise determined by the Board, the Committee shall not be entitled to grant Options to the Optionees, however, it will be authorized to issue Shares underlying Options which have been granted by the Board and duly exercised pursuant to the provisions herein in accordance with section 112(a)(5) of the Companies Law.

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3.5 The Board shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the Purchase Price of the original Option so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the ISOP.

3.6 Subject to the Company’s Articles of Association and the provisions of the Companies Law, all decisions and selections made by the Board or the Committee pursuant to the provisions of the ISOP shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Option to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company’s Articles of Association, as the same may be in effect from time to time.

3.7 The interpretation and construction by the Committee of any provision of the ISOP or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

3.8 Subject to the Company’s Articles of Association and the Company’s decision, and to all approvals legally required, including, but not limited to the provisions of the Companies Law, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the ISOP unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

3.9 The Plan contemplates the grant of option awards by the Company as a company whose shares are publicly-traded. The Company’s shares are registered for trading on the TASE and may in the future be traded on other stock exchanges or on an electronic quotation system, whether in Israel or abroad. Therefore, the options and/or shares allotted in accordance with the Plan may be made conditional to any requirement or instruction of the stock exchange authorities or of any other relevant authority acting pursuant to applicable law as shall exist from time to time. In such case, by means of a Board resolution, the Plan and the Agreements prepared pursuant hereto, may be amended as necessary to meet such requirements. In the event of a contradiction between any such amendment and the Plan’s provisions, the amendment shall prevail.

4. DESIGNATION OF PARTICIPANTS

4.1 The persons eligible for participation in the ISOP as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate; provided, however, that (i) Employees may only be granted 102 Options; (ii) Non-Employees may only be granted 3(i) Options; and (iii) Controlling Shareholders may only be granted 3(i) Options.

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4.2 The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify the Optionee from participating in, any other grant of Options pursuant to the ISOP or any other option or share plan of the Company or any of its Affiliates.

4.3 Anything in the ISOP to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

5. DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

5.1 The Company may designate Options granted to Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

5.2 The grant of Approved 102 Options shall be made under this ISOP adopted by the Board as described in Section 15 below, and shall be conditioned upon the approval of this ISOP by the ITA.

5.3 Approved 102 Option may either be classified as Capital Gain Option (“CGO”) or Ordinary Income Option (“OIO”).

5.4 Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGO.

5.5 Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIO.

5.6 The Company’s election of the type of Approved 102 Options as CGO or OIO granted to Employees (the “Election”), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Option. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under this ISOP and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

5.7 All Approved 102 Options must be held in trust by a Trustee, as described in Section 6 below.

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5.8 For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

5.9 With regards to Approved 102 Options, the provisions of the ISOP and/or the Option Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the ISOP and of the Option Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the ISOP or the Option Agreement, shall be considered binding upon the Company and the Optionees.

5.10 Options granted hereunder shall not confer upon the holder thereof any of the rights of a shareholder of the Company with respect to the shares subject to such options until such shares are issued and registered in the name of the holder upon the exercise of the options.

6. TRUSTEE

The Board shall appoint Trustee for the purposes of this Plan, which Trustee shall be approved, with respect to grants designated as grants made through Trustee pursuant to Section 102, in accordance with Section 102. The Trustee shall have all the powers provided by law, Section 102 and the Plan and shall act pursuant to the provisions thereof, as they shall apply from time to time. The Company shall pay the Trustee a fee as shall be agreed between the Trustee and the Company.

6.1 Approved 102 Options which shall be granted under the ISOP and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be allocated or issued to the Trustee and held for the benefit of the Optionees or such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Holding Period”). In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

6.2 Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee’s tax liabilities arising from Approved 102 Options which were granted to him and/or any Shares allocated or issued upon exercise of such Options.

6.3 With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

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6.4 Upon receipt of Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ISOP, or any Approved 102 Option or Share granted to him thereunder.

6.5 Shares registered in the Trustee’s name shall be represented at meetings of shareholders of the Company and shall be voted by the Trustee or its designee. However, the Trustee shall not be obligated to exercise such voting rights at general meetings nor notify the Optionee of any Shares held in the Trust, of any meeting of the Company’s shareholders.

Without derogating from the above, with respect to 102 Option, such shares shall be voted in accordance with the provisions of Section 102 and any rules, regulations or orders promulgated there under.

6.6 Nothing in the aforegoing provisions shall derogate from the power of the Board to grant options or to allot shares to the Trustee otherwise than under the provisions of Section 102, or to allot shares or grant options to Optionee directly otherwise than through the Trustee or on terms which differ from those specified above, or to approve the transfer of shares from the Trustee to the name of any Optionee(s) upon such conditions as shall be determined by the Board.

7. SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON

7.1 The Company has reserved 5,000,000 authorized Shares, for the purposes of the ISOP and for the purposes of any other share option plans which may be adopted by the Company in the future, subject to adjustment as set forth in Section 9 below. The Board may from time to time increase or decrease the maximum number of shares that may be issued under the Plan. In case any issuance of Shares determined by the Board exceeds the maximum number of authorized Shares, then the number of authorized Shares shall increase according to the number of Shares to be issued under said determination and unless resolved otherwise by the Board, such determination may be considered, as Board’s resolusion, a change of the abovementioned reserved number of Shares under the Plan. Any Shares which remain unissued and which are not subject to the outstanding Options at the termination of the ISOP shall cease to be reserved for the purpose of the ISOP, but until termination of the ISOP the Company shall at all times reserve (or otherwise verify) sufficient number of Shares with its registered share capital to meet the requirements of the ISOP. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Option may again be subjected to an Option under the ISOP or under the Company's other share option plans.

7.2 Each Option granted pursuant to the ISOP, shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Board or the Committee shall from time to time approve. Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OIO, Unapproved 102 Option or a 3(i) Option), the Vesting Dates, the Purchase Price per share (Exercise Price), the Expiration Date and such other terms and conditions as the Committee or the Board in its discretion may prescribe, provided that they are consistent with this ISOP and applicable law.

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8. PURCHASE PRICE (Exercise Price)

8.1 The Purchase Price of each Share subject to an Option shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to any guidelines as may be determined by the Board from time to time. Each Option Agreement will contain the Purchase Price determined for each Optionee.

8.2 The Purchase Price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash or check. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

8.3 The Purchase Price shall be denominated in the currency of the primary economic environment of, either the Company or the Optionee (that is the functional currency of the Company or the currency in which the Optionee is paid) as determined by the Company.

9. ADJUSTMENTS

Unless otherwise determined by the Board, upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the ISOP shall be adjusted as hereafter provided (Prior to any of the following events, the Board may receive professional advice to evaluate any tax implication of any kind (if at all) arising from said events):

9.1 Transaction. In the event of Transaction, the unexercised Options then outstanding under the ISOP shall be assumed or substituted for an appropriate .number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the shareholders of the Company in connection and with respect to the Transaction. In the case of such assumption and/or substitution of Options, appropriate adjustments shall be made to the Purchase Price so as to reflect such action and all other terms and conditions of the Option Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Committee or the Board, which determination shall be in their sole discretion and final. The Company shall notify the Optionee of the Transaction in such form and method as it deems applicable at least ten (10) days prior to the effective date of such Transaction.

9.2 Notwithstanding the above and subject to any applicable law, the Board shall have full power and authority to determine that in certain Option Agreements there shall be a clause instructing that, if in any such Transaction as described in section 9.1 above, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Options, the Vesting Dates shall be accelerated so that any unvested Option or any portion thereof shall be immediately vested as of the date which is ten (10) days prior to the effective date of the Transaction.

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9.3 For the purposes of section 9.1 above, an Option shall be considered assumed or substituted if, following the Transaction, the Option confers the right to purchase or receive, for each Share underlying an Option immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by holders of shares held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option to be solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided. further that the Committee may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

9.4 Liquidation; Dissolution. If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the ISOP, the Company shall immediately notify all unexercised Option holders of such liquidation, and the Option holders shall then have ten (10) days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining outstanding Options will terminate immediately.

9.5 Recapitalization; Bonus shares. If the outstanding shares of the Company shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split, combination or exchange of shares, recapitalization, consolidation and division or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the ISOP or subject to any Options therefore granted, and the Purchase Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the ISOP (as set forth in Section 7 hereot), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

9.6 Anything herein to the contrary notwithstanding, if all or substantially all of the shares of the Company are to be sold, or in case of a Transaction, all or substantially all of the shares of the Company are to be exchanged for securities of another Company, then each Optionee shall be obligated to sell or exchange, as the case may be, any Shares such Optionee purchased under the ISOP, in accordance with the instructions issued by the Board in connection with the Transaction, whose determination shall be final.

9.7 All Optionees shall be required to acknowledge in the Option Agreement that in the event that the Company’s shares shall be registered for trading in any public market, Optionee’s rights to sell the Shares may be subject to certain limitations (including alock-up period), as will be requested by the Company or its underwriters.

9.8 Rights Offering. In the event that following the grant of options to the Optionee, or to the Trustee on behalf of the Optionee, the Company shall offer securities to its shareholders by way of a rights offering, then the Company shall offer such rights to the Optionee as if such Options had been exercised prior to the record date of such offering.

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9.9 Dividends. If at any time the Company shall distribute a dividend in liquidation or partial liquidation or by way of return of capital, or a dividend regardless of whether or not payable out of earnings or surplus legally available for dividends, the Purcahse Price shall be reduced by an amount equal to the per-share distribution on the record date fixed for the purpose of such distribution. In any case, the Purcahse Price shall not be reduced under the par value of the Shares.

9.10 Capital Reorganization. In the event that before the Expiration Date a reorganization of the share capital of the Company is effected (other than subdivision, combination or reclassification provided for elsewhere in this Section 9) and the Ordinary Shares are exchanged for other securities of the Company, then, as part of such reorganization, provision shall be made so that the Optionee shall be entitled to purchase upon exercise of this Option such kind and number of shares or other securities of the Company to which the Optionee would have been entitled had this Option been exercised prior to such reorganization, and such that the aggregate consideration to the Company hereunder shall not change (subject to the Vesting Dates).

10. TERM AND EXERCISE OF OPTIONS

10.1 Options shall be exercised by the Optionee by giving written notice to the Company and/or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company and when applicable, by the Trustee in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Purchase Price at the Company’s or the Representative’s principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised. The Company shall allot the shares in the name of the Trustee upon receipt of all the requisite documents, approvals and payments from the Optionee, including sufficient proof of payment or other arrangement with respect to the payment of any applicable taxes in form satisfactory to the Company (and/or the Representative) and the Trustee.

10.2 Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the date set forth in the Option Agreement; and (ii) the expiration of any extended period in any of the events set forth in section 10.5 below.

10.3 The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the'provisions of section 10.5 below, the Optionee is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise.

10.4 Subject to the provisions of section 10.5 below, in the event of termination of Optionee’s employment or services, with the Company or any of its Affiliates, all Options granted to such Optionee will immediately expire. A notice of termination of employment or service shall be deemed to constitute termination of employment or service. For the avoidance of doubt, in case of such termination of employment or service, the unvested portion of the Optionee’s Option shall not vest and shall not become exercisable.

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10.5 Notwithstanding anything to the contrary hereinabove and unless otherwise determined in the Optionee‘s Option Agreement, an Option may be exercised after the date of termination of Optionee's employment or service with the Company or any Affiliates during an additional period of time beyond the date of such termination, but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates, if: (i) termination is without Cause, in which event any Vested Option still in force and unexpired may be exercised within a period of ninety (90) days after the date of such termination; or (ii) termination is the result of death or disability of the Optionee, in which event any Vested Option still in force and unexpired may be exercised within a period of twenty (24) months after the date of such termination; or (iii) prior to the date of such termination, the Committee shall authorize an extension of the terms of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option (whether vested or non-vested), will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

10.6 To avoid doubt, the Optionees shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Optionee as holder of such Shares in the Company’s register of shareholders upon exercise of the Option in accordance with the provisions of the ISOP, but in case of Options and Shares held by the Trustee, subject to the provisions of Section 6 of the ISOP.

10.7 Any form of Option Agreement authorized by the ISOP may contain such other provisions as the Committee may, from time to time, deem advisable.

10.8 With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

11. VESTING OF OPTIONS

11.1 Subject to the provisions of the ISOP, each Option shall vest following the Vesting Dates and for the number of Shares as shall be provided in the Option Agreement. However, no Option shall be exercisable after the Expiration Date.

11.2 An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Committee may deem appropriate. The vesting provisions of individual Options may vary.

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12. SHARES SUBJECT TO RIGHT OF FIRST REFUSAL/PREEMPTIVE RIGHTS

12.1 Notwithstanding anything to the contrary in the Articles of Association of the Company, none of the Optionees shall have a right of first refusal in relation with any sale of shares in the Company, nor shall Optionecs have preemptive rights.

13. DIVIDENDS

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s Articles of Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

In addition, the Shares issued as a result of the exercise of the options shall participate equally with the Company’s other Shares in every cash dividend which shall be declared and distributed subject to the following: (a) a cash dividend shall be distributed only to persons registered in the register of members as shareholders on the record date fixed for the distribution of the dividend; (b) a dividend with regard to shares which are registered in the name of the Trustee shall be paid to the Trustee, subject to any lawful deduction of tax, whether such rate is at the usual rate applicable to a dividend or at a higher rate. The Trustee shall transfer the dividend to the optionees in accordance with instructions that he shall receive from the Company. Alternatively, the Company shall be entitled to pay the dividend directly to the optionees subject to the deduction of the applicable tax.; and (c) the Company or the Trustee shall be entitled to set off and deduct at source from any dividend any sum that the optionees owes to the Company (including any Related Company) or the Trustee, whether under the Plan or otherwise, and/or any sum that the Optionee owes to the tax or other authorities.

Notwithstanding the above, the Trustee may approach the relative tax authorities for any pre-ruling in regard to approvals to this section 13.

Notwithstanding the above, if at any time following the grant of options to the Optionee, or to the Trustee on behalf of the Optionee, the Company shall distribute a cash dividend to its shareholders, then upon record date fixed for the purpose of such distribution, the exercise price of each unexercised or unvested option at such time shall be reduced by an amount equal to the total cash dividend amount paid for each Company's share.

14. RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

14.1 No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, except as specifically allowed under the ISOP, and during the lifetime of the Optionee each and all of such Optionee‘s rights to purchase Shares hereunder shall be exercisable only by the Optionee. Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

14.2 As long as Options and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

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15. EFFECTIVE DATE AND DURATION OF THE ISOP

The ISOP shall be effective as of the day it was adopted by the Board and shall terminate at the end of ten (10) years from such day of adoption. The Company shall obtain the approval of the Company’s shareholders for the adoption of this ISOP or for any amendment to this ISOP, if shareholders’ approval is necessary or desirable to comply with any applicable law or applicable stock exchange rules or regulations, including without limitation the Israeli Securities Law, the Israeli Companies Law, US federal securities law and any relevant US state securities law, or the securities laws of other jurisdiction applicable to Options granted to Optionees under this ISOP, or if shareholders’ approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the US Securities and Exchange Commission. If such shareholder approval is required in connection with the application of specified tax treatments, the Company shall make reasonable efforts to obtain such approval within the required time.

16. AMENDMENTS OR TERMINATION

The Board may at any time, but when applicable, after consultation with the Trustee, amend, alter, suspend or terminate the ISOP. No amendment, alteration, suspension or termination of the ISOP shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Termination of the ISOP shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Options granted under the ISOP prior to the date of such termination.

17. GOVERNMENT REGULATIONS

The ISOP, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee, including the registration of the Shares under the United States Securities Act of 1933, and the Ordinance and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

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18. CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

Neither the ISOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ or service, and nothing in the ISOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.

19. GOVERNING LAW & JURISDICTION

The ISOP shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the ISOP.

20. TAX CONSEQUENCES

20.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including Withholding taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

20.2 The Company and/or, when applicable, the Trustee Shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

21. NON-EXCLUSIVITY OF THE ISOP

The adoption of the ISOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise than under the ISOP, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

22. MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the ISOP at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the ISOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

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23. ADDITIONAL DOCUMENTS

23.1 The Optionee shall provide, any certificate, declaration or other document which the Company or the Trustee shall consider to be necessary or desirable whether pursuant to any law, whether local or foreign, or otherwise, including any undertaking on the part of the Optionee not to sell his or her shares during any period which shall be required by an underwriter or investment bank or advisor of the Company for the purpose of any share issue, whether private or public (including lock-up and/or market stand-off arrangements and undertakings), and including any certificate or agreement which the Company shall require, if any, from the Optionee as members of a class of shareholders, or any certificate, declaration or other document the obtaining of which shall be deemed by the Board or the Trustee to be appropriate or necessary for the purpose of raising capital for the Company, of merging the Company with or into another company (whether the Company is the surviving entity or not), or of reorganization of the Company, including, in the event of a consolidation or merger of the Company or any sale, lease, exchange or other transfer of all or substantially all of the assets or shares of the Company, for the sale or exchange, as the case may be, of any shares the Optionee (or the Trustee on his or her behalf) may have purchased hereunder all as shall be deemed necessary or desirable by the Board or the Trustee. As long as the shares and/or the options are registered in the Trustee’s name, the same shall be authorized to sign the Optionee’s name and on his/her behalf on any of the aforesaid documentation. In the event that the options or shares have been transferred into the name of the Optionee, and he/she has refused to confirm any document required by the Company as aforesaid by placing his/her signature thereon, the Trustee shall be entitled, at the request of the Company, to sign any document in the name of the Optionee and on his/her behalf.

23.2 In order to guarantee the aforesaid, and because the rights of the Company and the other shareholders are dependent thereon, the Optionee shall, upon signing the Agreement and as a condition to the grant of any options hereunder, execute the Proxy and Power of Attorney attached hereto as Appendix A, or in such other form as shall be approved by the Board from time to time (the “Proxy and Power of Attorney”), irrevocably empowering the Trustee and/or the Attorney, to sign any document and take any action in his or her name as aforesaid, and the Optionee shall have no complaint or claim against the Trustee and/or the Attorney in respect of any such signature or action, or in respect of any determination of the Trustee pursuant hereto. The Optionee will authenticate his or her signature in the presence of a notary if he or she shall be asked to do so by the Company, in order to give full validity to the Proxy and Power of Attorney.

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THERAPIX BIOSCIENCES LTD.

Appendix A

to THERAPIX BIOSCIENCES Ltd.’s 2015 Share Option Plan

(Section 23.2)

IRREVOCABLE PROXY AND POWER OF ATTORNEY

I, the undersigned, ________ , hereby appoint the Trustee or whomever shall replace him as trustee pursuant to THERAPIX BIOSCIENCES Ltd.’s 2015 Share Option Plan (the “Trustee” and the “Plan”, respectively) or whomever the Trustee shall designate (including without derogating from the generality of the aforementioned, the Board) (the Trustee and/or such designee shall be referred to hereafter as the “Attorney”) as my proxy to participate and vote (or abstain) for me and on my behalf as the Attorney at his sole discretion shall deem appropriate, on all matters and at all meetings of shareholders (whether ordinary, extraordinary or otherwise), of THERAPIX BIOSCIENCES Ltd. (the “Company”), on behalf of all the shares and/or options of the Company held by the Trustee on my behalf and hereby authorize and grant a power of attorney to the Attorney as follows:

I hereby authorize and grant power of attorney to the Attorney for as long as any shares and/or options which were allotted or granted on my behalf are held by the Trustee or registered in his name, or for as long as the certificates representing any shares are held by the Trustee, to exercise every right, power and authority with respect to the shares and/or options and to sign in my name and on my behalf any document (including any agreement, including a merger agreement of the Company or an agreement for the purchase or sale of assets or shares (including the shares of the Company held on my behalf) and any and all documentation accompanying any such agreements, such as, but not limited to, resolutions, decisions, requests, instruments, receipts and the like), and any affidavit or approval with respect to the shares and/or options or to the rights which they represent in the Company in as much as the Attorney shall deem it necessary or desirable to do so. In addition and without derogating from the generality of the foregoing, I hereby authorize and grant power of attorney to the Attorney to sign any document as aforesaid and any affidavit or approval (such as any waiver of rights of first refusal to acquire shares which are offered for sale by other shareholders of the Company and/or any waiver of any preemptive rights to acquire any shares being allotted by the Company, in as much as such rights shall exist pursuant to the Company’s Articles of Association as shall be in existence from time to time) and/or to make and execute any undertaking in my name and on my behalf if the Attorney shall, at his sole discretion, deem that the document, affidavit or approval is necessary or desirable for purposes of any placement of securities of the Company, whether private or public (including lock-up and/or market stand-off arrangements and undertakings), whether in Israel or abroad, for purposes of a merger of the Company with or into another entity, whether the Company is the surviving entity or not, for purposes of any reorganization or recapitalization of the Company or for purposes of any purchase or sale of assets or shares of the Company.

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This Proxy and Power of Attorney shall be interpreted in the widest possible sense, in reliance upon the Plan and upon the goals and intentions thereof.

This Proxy and Power of Attorney shall be irrevocable until such time as the rights of the Company and the Company’s shareholders are dependent hereon. The revocation of this Proxy and Power of Attorney shall in no manner effect the validity of any document (as aforesaid), affidavit or approval which has been signed or given as aforesaid prior to the revocation hereof and in accordance herewith.

This Proxy and Power of Attorney shall also apply to all shares and/or options in other entities issued or granted to or on behalf of the undersigned and held by the Trustee in consideration or in exchange for, or by virtue of, any shares and/or options of the Company in connection with any consolidation, merger, spin-off or like transaction with respect to the Company, and the term “Company” when used herein shall include any other such entity.

IN WITNESS WHEREOF, I have executed this Proxy and Power of Attorney on the ___ day of ________, ____.

Name:
I.D. Number:

CONFIRMATION

I, the undersigned, ________, hereby confirm the signature of ________ which appears above.

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